Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of OneBeacon Insurance Group, Ltd., which is about to file a registration statement on Form S-3 with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1933, as amended, hereby severally constitute and appoint T. Michael Miller and Paul H. McDonough and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below such registration statement and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission and the Registrar of Companies of Bermuda (to the extent required by applicable law), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable OneBeacon Insurance Group, Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and the Bermuda Companies Act, 1981, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Signature	Title	Date

/s/ T. Michael Miller	President and Chief Executive Officer	June 18, 2014
T. Michael Miller	(Principal Executive Officer) and Director

/s/ Paul H. McDonough	Chief Financial Officer	June 18, 2014
Paul H. McDonough	(Principal Financial Officer)

/s/ John C. Treacy	Chief Accounting Officer & Treasurer	June 18, 2014
John C. Treacy	(Principal Accounting Officer)

/s/ Lowndes A. Smith	Director	June 18, 2014
Lowndes A. Smith

/s/ Raymond Barrette	Director	June 18, 2014
Raymond Barrette

/s/ Reid T. Campbell	Director	June 18, 2014
Reid T. Campbell

/s/ Morgan W. Davis	Director	June 18, 2014
Morgan W. Davis

/s/ David T. Foy	Director	June 18, 2014
David T. Foy

/s/ Lois W. Grady	Director	June 18, 2014
Lois W. Grady

/s/ Richard P. Howard	Director	June 18, 2014
Richard P. Howard

/s/ Ira H. Malis	Director	June 18, 2014
Ira H. Malis

/s/ Kent D. Urness	Director	June 18, 2014
Kent D. Urness

/s/ Patrick Thiele	Director	June 18, 2014
Patrick Thiele